United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 9, 2010

MDU COMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26053	84-1342898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60-D Commerce Way
Totowa, New Jersey 07512
(Address of principal executive offices including zip code)

(973) 237-9499
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 10, 2010, MDU Communications International, Inc. (the “Company”) held its Annual General Meeting of Stockholders in Totowa, New Jersey. One of the proposals put forth to the stockholders for vote was the approval to effect a reverse stock split, at a ratio to be determined by the Board of Directors, within a range from 1-for-5 to 1-for-10, and to reduce the current authorized number of shares of common stock from 70 million shares to 35 million shares. As previously reported, the stockholders voted in favor of the proposal and approved an amendment to the Company’s Certificate of Incorporation authorizing the above-mentioned reduction in authorized shares and the 1-for-10 reverse stock split (“Amendment”).

The Board of Directors has voted to proceed with the reduction in authorized shares and the 1-for-10 reverse stock split, to be effective December 9, 2010. The Amendment was filed with the Delaware Secretary of State on December 8, 2010, and is attached hereto as Exhibit 3.1.

Item 8.01 – Other Events

On December 9, 2010, the Company disseminated a press release disclosing the filing of the Amendment and other information related to the 1-for-10 reverse stock split. This press release is attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to the Company’s Certificate of Incorporation

99.1	Press Release, dated December 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU COMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Sheldon Nelson
Sheldon Nelson
Ch ief Executive Officer

Dated: December 9, 2010